Provident Energy to Report 2003 Year-end and Fourth Quarter Results March 18, 2004 Management to Host Conference call March 19

NEWS RELEASE NUMBER 09-04                                                               March 16, 2004

CALGARY, ALBERTA - Provident Energy Trust (Provident) (TSX-PVE.UN; AMEX-PVX) will release 2003 year-end and fourth quarter results following market close on Thursday, March 18, 2004.

On Friday, March 19 at 8:00 a.m. MT / 10:00 a.m. ET Provident senior management will host a conference call to discuss 2003 year-end results. The conference call may be accessed by dialing 416-405-9328 in the Toronto area and 1-800-387-6216 for all other areas of Canada and the United States. Please request the Provident conference call, reservation no. 3017776. Please call in five to ten minutes prior to the scheduled start time. A live webcast will also be available on Provident’s website at www.providentenergy.com. A replay of the conference call will be available until April 18 on the Provident website or by dialing 416-695-5800 or 1-800-408-3053 with passcode 3017776.

Provident Energy Trust is a Calgary-based, open-ended energy income trust that owns and manages an oil and gas production business and a midstream services business.  Provident’s energy portfolio is located in some of the more stable and predictable producing regions in western Canada. Provident provides monthly cash distributions to its unitholders and trades on the Toronto Stock Exchange and the American Stock Exchange under the symbols PVE.UN and PVX, respectively.

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Investor and Media Contact:                                                                             Corporate Head Office:
Jennifer Pierce                                                                                                  700, 112 – 4th Avenue S.W.
Senior Manager                                                                                                Calgary, Alberta T2P 0H3
Investor Relations and Communications                                                             Phone: (403) 296-2233
Phone (403) 231-6736                                                                                     Toll Free: 1-800-587-6299
Email: info@providentenergy.com                                                                     Fax: (403) 261-6696
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